Exhibit 5.2

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

December 22, 2023

VIA ELECTRONIC MAIL

Alta Global Group Limited

Level 1, Suite 1, 29-33 The Corso

Manly, New South Wales 2095

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

We are acting as United States counsel to Alta Global Group Limited (the “Company”) in connection with its registration statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of up to $15,000,000 of ordinary shares of the Company, no par value (the “Ordinary Shares”), and up to an additional $2,250,000 Ordinary Shares if the underwriters exercise their over-allotment option. The Registration Statement will also cover the offer and sale to the representative of the underwriters of warrants to purchase 5.0% of the total number of Ordinary Shares sold in the offering with an exercise price equal to 125% of the public offering price (the “Representative Warrants”). We understand that the Ordinary Shares and Representative Warrants are to be sold to the underwriters as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the underwriters. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In rendering this opinion, we have relied on the opinion of K&L Gates, being filed as an exhibit to the Registration Statement, that all necessary corporate action on the part of the Company has been taken under the laws of Australia with regard to the due authorization, execution, and delivery of the Ordinary Shares and Representative Warrants.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	Upon the issuance of the Representative Warrants, the Representative Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Ordinary Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Ordinary Shares, the Representative Warrants or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Ordinary Shares or the Representative Warrants or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

-2-